Exhibit 23.9

John Michael Parianos

1/108 River Terrace

Kangaroo Point 4169, Australia

CONSENT OF THIRD-PARTY QUALIFIED PERSON

John Michael Parianos, in connection with the Registration Statement Amendment No. 1 to Post-Effective Amendment No. 2 to Form S-1 on Form S-3 (No. 333-260126) of TMC the metals company Inc. and any further amendments or supplements and/or exhibits thereto (collectively, the “Form S-3”), consent to:

●	the filing and use of the technical report summary titled “Technical Report Summary--Initial Assessment of the TOML Mineral Resource, Clarion-Clipperton Zone, Pacific Ocean, for Deep Green Metals Inc.” (the “TOML Technical Report”), with an effective date of March 17, 2021 and current as of December 31, 2022, as an exhibit to and referenced in the Form S-3;

●	the use of and references to my name, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the Securities and Exchange Commission), in connection with the Form S-3 and any such TOML Technical Report; and

●	the information derived, summarized, quoted or referenced from the TOML Technical Report, or portions thereof, that was prepared by me, that I supervised the preparation of and/or that was reviewed and approved by me, that is included or incorporated by reference in the Form S-3.

I am a qualified person responsible for authoring, and this consent pertains to, the following Sections of the TOML Technical Report:

●	Section 4: Accessibility, Climate, Local Resources, Infrastructure and Physiography

●	Section 5: History

●	Section 6: Geological Setting and Mineralisation

●	Section 7: Exploration

●	Corresponding Subsections of Section 1: Summary

●	Corresponding Subsections of Section 22: Interpretation and conclusions

●	Corresponding Subsections of Section 23: Recommendations

●	Corresponding Subsections of Section 24: References

●	Corresponding Subsections of Section 25: Reliance on information provided by the registrant

Dated this March 27, 2023

/s/ John Michael Parianos
John Michael Parianos
Signature of Qualified Person